SUB - ITEM 77I

MFS Emerging Growth Fund, a series of MFS Series Trust II, re-designated class R shares as class R1 shares and established class R2 shares as described in the prospectus supplement contained in Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.